040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140808161-71
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/15/2014 8:06 AM
	Entity Number E0625902014-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CubeScape, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: THE CORPORATE PLACE, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 101,000,000 Par value per share: $ .001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) David Estus
Name
601 E Charleston Blvd, Suite 100 Las Vegas NV 89104
Street Address City State Zip Code

2)
Name
Street Address City State Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

David Estus
Name

X [signature]
Incorporator Signature

601 E Charleston Blvd, Suite 100 Las Vegas NV 89104
Address City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 12/15/2014

This form must be accompanied by appropriate fees.